Exhibit 24
                                          POWER OF ATTORNEY
	Know all these presents, that the undersigned, Debra J. Poul hereby constitutes and appoints each of A. Brian Davis, Dori L. Mansur Ratka and Barbara Krauter,
signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority to:
1.	Prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Neose Technologies,
Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
2.	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3.	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned, or a representative of the undersigned, to such attorney-in-fact without independent verification of such information.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's (i) responsibility to comply with the requirements of the Exchange Act, (ii) liability for failure to comply with such requirements, or (iii) obligation for profit disgorgement under Section 16(b) of the Exchange Act.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact at the Company's address.  The undersigned hereby revokes all previously granted Powers of Attorney concerning the filing of Forms 3, 4 and 5 with respect to securities of the Company.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February, 2007.

_/s/ Debra J. Poul__________
Debra J. Poul

STATE OF PENNSYLVANIA
COUNTY OF MONTGOMERY
	On this 28th day of February 2007, Debra J. Poul personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.
	WITNESS my hand and official seal.

NOTARIAL SEAL
LYNNE E CONKLIN					_/s/ Lynne E. Conklin_________
Notary Public					NOTARY PUBLIC
HORSHAM TWP, MONTGOMERY COUNTY
My Commission Expires Oct 20, 2010